Exhibit 99.1
CHICAGO, IL, August 12, 2011 — optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported that optionsXpress and The Charles Schwab Corporation (NYSE: SCHW) have obtained all regulatory approvals that are required to complete the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2011, by and among optionsXpress, Schwab and Neon Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Schwab. This represents a significant step forward towards completion of the transaction.
The transaction is expected to close in the third quarter of 2011 and is subject to customary closing conditions, including approval of stockholders of optionsXpress. The special meeting of stockholders of optionsXpress to vote upon the proposal to approve and adopt the Merger Agreement is scheduled to occur on August 30, 2011.
Safe Harbor
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements that refer to expectations, projections or other characterizations of future events or circumstances and are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “will,” “may,” “aim,” “target,” “could,” “should,” “continue,” “build,” “improve,” “growth,” “increase,” and other similar expressions. These forward-looking statements relate to the business combination transaction involving The Charles Schwab Corporation (“Schwab”) and optionsXpress Holdings, Inc. (“optionsXpress”), including expected synergies; timing of closing; client and stockholder benefits; management; accretion; growth; client retention; and merger-related charges which reflect management’s beliefs, objectives and expectations as of the date hereof.  Achievement of the expressed beliefs, objectives and expectations is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, objectives or expectations.  Important transaction-related factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including the failure of the optionsXpress stockholders to approve the merger; and disruptions to the parties’ businesses as a result of the announcement and pendency of the merger.  Other important factors include general market conditions, including the level of interest rates, equity valuations and trading activity; the parties’ ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; capital needs; the parties’ ability to develop and launch new products, services and capabilities in a timely and successful manner; the effect of adverse developments in litigation or regulatory matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in Schwab’s and optionsXpress’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2010.  Schwab and optionsXpress disclaim any obligation and do not intend to update or revise any forward-looking statements.

In connection with the proposed transaction, Schwab filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that included a proxy statement/prospectus for the stockholders of optionsXpress. optionsXpress mailed the final proxy statement/prospectus to its stockholders on or about July 29, 2011. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and other relevant documents filed with the SEC because they contain important information. Copies of all documents filed with the SEC regarding the proposed transaction may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). These documents, when available, may also be obtained, free of charge, from Schwab’s website, www.aboutschwab.com/investor, under the tab “Financials and SEC Filings” or from optionsXpress’ website, www.optionsXpress.com/investor, under the item “SEC Filings.”
Participants in the Transaction
Schwab, optionsXpress and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the optionsXpress stockholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of optionsXpress in connection with the proposed transaction are set forth in the proxy statement/prospectus as filed with the SEC on July 27, 2011. Information about Schwab’s executive officers and directors is available in Schwab’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 and Schwab’s definitive proxy statement filed with the SEC on March 30, 2011, as amended on May 9, 2011. Information about optionsXpress’ executive officers and directors is available in optionsXpress’ Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on April 27, 2011. You can obtain free copies of these documents from Schwab and optionsXpress using the contact information above.
FOR FURTHER INFORMATION:
optionsXpress Investor Hotline (877) 280-9010